Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-172035) of BankUnited, Inc. of our report dated October 27, 2010 relating to the consolidated financial statements of BankUnited FSB and its subsidiaries, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

February 28, 2012